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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 7, 2001, included in Waste Management, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, into the Prospectus Supplement dated November 15, 2001 relating to the Registration Statement on Form S-3 (Registration No. 333-80063) and all references to our Firm included in the Prospectus Supplement and Registration Statement.

                                               ARTHUR ANDERSEN LLP

/s/ ARTHUR ANDERSON LLP

Houston, Texas
November 15, 2001